Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES FOUNDED 1866	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

May 6, 2011

Thermon Group Holdings, Inc.

100 Thermon Drive

San Marcos, Texas 78666

Re:                               Thermon Group Holdings, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed on the date hereof by Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 5,650,865 shares of common stock, par value $0.001 per share, of the Company (the “Plan Shares”) issuable or reserved for issuance pursuant to the Thermon Group Holdings, Inc. Restricted Stock and Stock Option Plan (as amended, the “2010 Equity Plan”) and the Thermon Group Holdings, Inc. 2011 Long-Term Incentive Plan (the “2011 LTIP” and together with the 2010 Equity Plan, the “Plans”).

As counsel to the Company, we have examined and relied upon copies of the Plans, the Registration Statement, the Second Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company and resolutions of the Board of Directors of the Company relating to each of the Plans and the Registration Statement.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.  We have also assumed, to the extent relevant to the opinion set forth herein, that the Company was duly organized and at all relevant times was and will be validly existing and in good standing under the laws of the State of Delaware.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that each Plan Share that is newly issued pursuant to either Plan will be validly issued, fully paid and nonassessable when (a) the Registration Statement shall

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have become effective under the Securities Act; (b) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such Plan Share as contemplated by the applicable Plan; and (c) a certificate in due and proper form representing such Plan Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the applicable Plan or, if any such Plan Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Plan Share to the person entitled thereto upon payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the applicable Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).  We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP